Exhibit 99.11

     (Text of graph posted to Ashland Inc.'s website concerning APAC's lost time incident rates and OSHA recordable incident rates)

                            Lost Time Incident Rates
               (Rate = Lost Time Injuries x 200,000/Hours Worked)

                             APAC       Industry
                             ----       --------
                 1995         0.3            4.5
                 1996         0.3            4.1
                 1997         0.3            4.0
                 1998         0.4            3.4
                 1999         0.4            3.8
                 2000         0.4            3.2
                 2001         0.1            4.0
                 2002         0.2            3.9





                          Recordable Incident Rates

                             APAC       Industry
                             ----       --------
                 1995         6.0         11.9
                 1996         5.8         10.7
                 1997         6.0         10.4
                 1998         6.0         9.6
                 1999         6.0         9.7
                 2000         5.1         9.3
                 2001         4.6         8.9
                 2002         4.3         8.2